INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
Hartford, Connecticut 06104-2999
(a stock life insurance company, herein called the “Company”)

We will pay the first of a series of Annuity payments to the Payee as of the Annuity Commencement Date, if You, the Annuitant, or the Joint Annuitant, if any, are living. The manner in which the dollar amount of annuity payments is determined is described in this contract.

This contract is issued in consideration of the payment of the initial premium payment. This contract is subject to the laws of the jurisdiction where it is delivered.
The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT
We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase, You may cancel the contract by returning the contract within ten days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay You an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any Account under the contract and (ii) the Contract Value on the date of surrender. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company

\s\ Donald C. Hunt                        \s\ John C. Walters
Donald C. Hunt, Secretary                    John C. Walters, President

Premium Payments are flexible as described herein. NONPARTICIPATING
ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS, PAGES 6 AND 7.

LA-ASHARE03    Printed in U.S.A.
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TABLE OF CONTENTS

                                                Page
Contract Specifications                                        3
Definition of Certain Terms                                    4
Premium Payments                                        6
Valuation Provisions                                        6
Transfers Between Accounts                                    7
Contract Control Provisions                                    8
General Provisions                                        9
Surrenders                                            10
Death Benefits                                            11
Settlement Provisions                                        14
Annuity Tables                                            16

CONTRACT SPECIFICATIONS
CONTRACT NUMBER    [ SPECIMEN ]    CONTRACT ISSUE DATE    [ SEPTEMBER 8, 2002 ] NAME OF ANNUITANT [ JAMES SCOTT ] ANNUITY COMMENCEMENT DATE [ JANUARY 1, 2032 ] ANNUITANT AGE    [ 35 ]    INITIAL PREMIUM PAYMENT        [ $20,000 ] ANNUITANT GENDER    [ MALE ]    MINIMUM SUBSEQUENT PAYMENT        [$500] CONTINGENT ANNUITANT [ PAUL SCOTT ]
DESIGNATED BENEFICIARY [ ANN SCOTT ] CONTRACT OWNER [ JAMES SCOTT ]

DESCRIPTION OF BENEFITS

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT

SEPARATE ACCOUNT:    [ HARTFORD AND ANNUITY LIFE INSURANCE COMPANY SEPARATE ACCOUNT TWO ]

ANNUAL MAINTENANCE FEE:    $0 IF THE CONTRACT VALUE IS $50,000 OR MORE ON THE CONTRACT ANNIVERSARY.

$30 IF THE CONTRACT VALUE IS LESS THAN
$50,000 ON THE CONTRACT ANNIVERSARY AND WHEN THE CONTRACT IS FULLY SURRENDERED.

MORTALITY AND EXPENSE RISK CHARGE:    [ 0.90% ] PER ANNUM OF THE DAILY SUB-
ACCOUNTS VALUE.

ADMINISTRATION CHARGE    [ 0.25% ] PER ANNUM OF THE DAILY SUB-ACCOUNT VALUE.

SALES CHARGES:    SALES CHARGES ARE A PERCENTAGE OF PREMIUMS PAID AND EQUAL:

CHARGE    OWNER’S INVESTMENT [ 6.00% ]        UP TO $49,999.99
[ 5.50% ]    $50,000 TO $99,999.99
[ 5.00% ]    $100,000 TO $249,999.99 [ 4.00% ]    $250,000 TO $499,999.99 [ 3.00% ]    $500,000 TO $999,999.99
[ 2.00% ]    $1,000,000 TO $2,499,999.99 [ 1.00% ]    $2,500,000 AND OVER

THE APPLICABLE SALES CHARGE ON EACH PREMIUM PAYMENT WILL BE BASED ON THE OWNER’S INVESTMENT.

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DEFINITION OF CERTAIN TERMS

Account - Any of the Sub-Accounts.

Accumulation Unit - An accounting unit of measure used to calculate the value of a Sub-Account before annuity payments begin.

Administrative Office of the Company - Currently located at 200 Hopmeadow St., Simsbury, CT 06089. All correspondence concerning this contract should be sent to Our mailing address: Hartford Life Investment Product Services, P.O. Box 5085, Hartford, CT 06102-5085.

Annual Maintenance Fee - An amount which, depending on the amount of the Contract Value, may be deducted from the value of the contract on the Contract Anniversary and upon full surrender of this contract. The Annual Maintenance Fee is shown on Page 3.

Annuitant - The person on whose life this contract is issued. The Annuitant may not be changed. Also, see Contingent Annuitant and Joint Annuitant.

Annuity Calculation Date - The date on which the first annuity payment will be calculated. It will be no more than five Valuation Days prior to the Annuity Commencement Date.

Annuity Commencement Date - The date on which annuity payments begin as described under Settlement Provisions in this contract.

Annuity Payment Frequency - The frequency with which annuity payments will be made. The frequencies available are monthly, quarterly, semi-annual, and annual.

Annuity Unit - An accounting unit of measure used to calculate the value of annuity payments under a variable annuity option.

Annuity Unit Factor - A factor that neutralizes the Assumed Investment Return (“AIR”) when determining the Annuity Unit Value. When the AIR is 3%, the daily factor is 0.999919. When the AIR is 5%, the daily factor is 0.999866. And when the AIR is 6%, the daily factor is 0.999840.

Assumed Investment Return ("AIR") – The investment return upon which the variable annuity payments in this contract will be based. The annual rates available are 3%, 5%, and 6%. You may select one of these rates prior to the Annuity Commencement Date.

Beneficiary - The person(s) entitled to receive benefits as per the terms of the contract in the event of the death of the Contract Owner or Annuitant, as applicable.

Commuted Value -The present value of the remaining guaranteed annuity payments.

Contingent Annuitant - The person You designate who, upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

Contract Anniversary - An anniversary of the Contract Issue Date.

Contract Issue Date - The date as of which the contract is established for You by Us. The Contract Issue Date is shown on Page 3.

Contract Owner(s) - The owner(s) or holder of the contract.

Contract Value - The aggregate value of the Accounts on any Valuation Day.

Contract Year - A period of 12 months commencing with the Contract Issue Date or any other anniversary thereafter.

Death Benefit - The amount that We will pay upon the death of the Contract Owner or the Annuitant.

Due Proof of Death - A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.

Funds - The securities which underlie Your Sub-Accounts.

General Account – All of Our assets other than those allocated to the Separate Account.

Internal Revenue Code – The United States Internal Revenue Code of 1986, as amended or any successor law.

Internal Revenue Service – The United States Internal Revenue Service or any successor agency.

Joint Annuitant - Upon annuitization, a person other than the Annuitant on whose continuation of life annuity payments may be made. The contract will have a Joint Annuitant only if the annuity settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

Net Premium - Premium payments less the applicable Sales Charges shown on Page 3, less any applicable Premium Tax.

Owner's Investment – The sum of all premium payments into this contract plus the value of all eligible investments identified by You and allowed by the Company and owned by You, Your spouse or other immediate family members.

Payee - The person, designated by You, to whom Annuity payments will be made.

Premium Tax – The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered or on the Annuity Commencement Date. If We deduct the tax after Your premium payments have been applied to the Accounts, the tax will be deducted from the Accounts on a pro-rata basis.

Separate Account – An account that We established to separate the assets funding the variable benefits for this type of contract from the other assets of the Company. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The name of the Separate Account is shown on Page 3

Sales Charges - Charges deducted from premium payments at the time they are received by Us. Sales Charges are described on Page 3.

Sub-Account - The subdivisions of the Separate Account which are used to allocate Your Contract Value among the corresponding Funds.

Surrender Value – The Contract Value prior to the Annuity Commencement Date, less any applicable Premium Taxes, and/or Annual Maintenance Fee.

Valuation Day - Every day the New York Stock Exchange is open for trading. The value of the Separate Account is determined at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on such days.

Valuation Period - The period of time between the close of business on successive Valuation Days.

We, Us, Our - The Company referred to on the first page of this contract.

You, Your - The Contract Owner(s).

PREMIUM PAYMENTS

Premium Payments - Premium payments are payable at the Administrative Office of the Company. Payments may be made by check or by any other method that We deem acceptable.

The initial premium payment is shown on Page 3. This is a flexible premium annuity. We may accept additional payments. The additional payments must be at least equal to the minimum subsequent premium payment shown on Page 3. Our approval is required for any premium payment if the aggregate of all premium payments received from you under all deferred variable annuity contracts issued by Us or Our affiliates equals or exceeds 1,000,000.

Allocation of Premium Payments
Net Premium payments will be allocated to each Account according to Your instructions subject to Our minimum amount(s) then in effect. Any subsequent Net Premium Payments will be allocated to Accounts in accordance with the most recent premium allocation instructions that We received.

VALUATION PROVISIONS
Net Premium Payments - The Net Premium payment is applied to purchase Accumulation Units with respect to the Sub-Account(s) that You have selected.

The number of Accumulation Units credited to each Sub-Account is determined by dividing the Net Premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. This is computed in compliance with Securities and Exchange Commission regulations. The number of Accumulation Units will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

Net Investment Factor
The net investment factor for each of the Sub-Accounts is equal to:
a)the net asset value per share plus applicable distributions per share of the corresponding Fund at the end of Valuation Period; divided by
b)the net asset value per share of the corresponding Fund at the beginning of the Valuation Period; multiplied by
c)the daily expense factor for mortality and expense risk charge, any applicable administration charge shown on page 3, and the charge for elected optional riders, if any, adjusted for the number of days in the Valuation Period.

VALUATION PROVISIONS (Continued)

Accumulation Unit Value
The value of an Accumulation Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:
a)the value of the Accumulation Unit for that Sub-Account as of the preceding Valuation Day by
b)the net investment factor for that Sub-Account for the Valuation Day for which the Accumulation Unit value is being calculated.

The value of the Sub-Account as of each Valuation Day is then determined by multiplying:
a)the number of Accumulation Units in that Sub-Account by
b)the Accumulation Unit value as of that Valuation Day.

Annuity Unit Value
The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:
a)the value of the Annuity Unit for that Sub-Account as of the preceding Valuation Day by;
b)the net investment factor for that Sub-Account for the Valuation Day for which the Annuity Unit value is being calculated; and by
c)the Annuity Unit Factor.

Annual Maintenance Fee
During each year that this contract is in force prior to the Annuity Commencement Date, the Annual Maintenance Fee, if applicable, will be deducted on the Contract Anniversary and upon full surrender of this contract.. The fee will be charged against the Contract Value by reducing the number of Accumulation Units from the Sub-Accounts held as of that date. The fee will be charged on a pro-rata basis with respect to each active Sub-Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee by the value of an Accumulation Unit for the applicable Sub-Account.

TRANSFERS BETWEEN ACCOUNTS

Transfers Between Accounts
You may transfer Contract Values held in the Accounts into other Accounts before and after Annuity Commencement Date. However, We may establish, from time to time, restrictions, policies, and procedures relating to transfers between Accounts, which We may modify or terminate at any time. We may, according to Our then current policies and procedures, restrict or terminate Your transfer privileges if We determine, in Our sole discretion, that You have engaged in a pattern of transfers that is disadvantageous or potentially harmful to other Contract Owners.

We may establish, from time to time, restrictions, policies, and procedures, which We may modify or terminate at any time, relating to transfers between Accounts that We determine are competing investment choices. We may, according to Our then current policies and procedures, restrict or terminate Your ability to transfer Contract Values between any Accounts that We determine are competing investment choices. We may also establish time periods during which We may restrict or terminate Your ability to transfer any Contract Values into an Account if, during the time period We establish, Contract Values were transferred out of a competing investment choice of such Account.

The right to make transfers between Sub-Accounts is subject to modification if We determine, in Our opinion, that exercising that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to:
a)the requirement of a minimum time period between each transfer;
b)not accepting transfer requests of an agent acting under a power of attorney or on behalf of more than one Contract Owner, or
c)limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any one time.

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TRANSFERS BETWEEN ACCOUNTS (Continued)

Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owner.

No transfers may be made between Sub-Accounts and the General Account after Annuity Commencement Date.

Dollar Cost Averaging and Other Programs
From time to time, We may offer various programs, including, but not limited to, systematic transfer or dollar cost averaging programs, enhanced interest rate dollar cost averaging programs, interest averaging programs, and various other programs ("Program").

You may obtain the applicable rules, restrictions, credited rate (if applicable) and the duration for a Program when you enroll in the Program. You may terminate participation in a Program at any time by calling or writing Us.

We may discontinue, modify or amend any Program that We establish. Any change to a Program will not affect Contract Owners currently enrolled in the Program.

CONTRACT CONTROL PROVISIONS

Annuitant, Contingent Annuitant, Contract Owner
The Annuitant may not be changed.

The designations of Contract Owner and Contingent Annuitant will remain in effect until You change them. The designation of the Contract Owner may be changed during the lifetime of the Annuitant by written notice to Us. The designation of the Contingent Annuitant may be changed at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date by written notice to Us. If no Contingent Annuitant has been named and the Contract Owner/Annuitant's spouse is a Beneficiary, the Contract Owner/Annuitant's spouse will be presumed to be the Contingent Annuitant. In any other situation, if no Contingent Annuitant has been named, the Contract Owner (or in the case of joint Contract Owners, the younger Contract Owner) will be presumed to be the Contingent Annuitant provided that the Contract Owner is not the Annuitant. The Contract Owner may waive this presumption.

Ownership
You have the sole power to exercise all the rights, options, and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options, and privileges, except with respect to the surrender, partial surrender, selection of an annuity option, and change of ownership.

Beneficiary
The designated Beneficiary will remain in effect until You change it. The designated Beneficiary may be changed during the lifetime of the Annuitant by written notice to Us at the Administrative Office of the Company. If the designated Beneficiary has been designated irrevocably, the designation cannot be changed or revoked without such Beneficiary’s written consent. Upon receipt of written notice and consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

Subject to any tax qualification requirements under the Internal Revenue Code, Our then policies and procedures, and subject to the paragraph entitled "Distribution Requirements" of this contract, a Beneficiary may designate another individual or entity to receive, upon the death of the Beneficiary, any remaining interest of the Beneficiary in the contract.
GENERAL PROVISIONS

The Contract
This contract and the endorsements or riders, if any, constitute the entire contract.

Contract Modification
No modification of this contract will be made without the signature of Our President, a Senior Vice President, Executive Vice President, Vice President or Assistant Vice President. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any federal or state statute. No modification will affect the method by which the Contract Value will be determined.

Fund Modification
We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate, or substitute any investment options offered under the contract.

Minimum Value Statement
Any Surrender Values, Death Benefits, or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

Non-Participation
This contract does not share in Our surplus earnings. That portion of the Separate Account assets equal to the reserves and other contract liabilities will not be chargeable with liabilities arising out of any other business We may conduct.

Misstatement of Age and Gender
If the age or gender of the Annuitant has been misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

If the age of the Annuitant or Contract Owner has been misstated, the amount of any Death Benefit payable will be determined based upon the correct age of the Annuitant or Contract Owner.

Incontestability
We cannot contest this Contract.

Reports to the Contract Owner
You will be sent copies of any shareholder reports of the Funds and of any other Notices, reports or documents required by law to be delivered to You. At least annually, a statement of the Contract Value will be sent to You.

Voting Rights
We will notify You of any Fund shareholder’s meetings at which the shares held for Your account may be voted. We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from Contract Owners. You may attend any meeting, where shares held for Your benefit, will be voted.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received.
Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. After annuity payments begin, the number of votes will decrease.

GENERAL PROVISIONS (Continued)

Change in the Operation of the Separate Account
At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any other form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

Proof of Survival
The payment of any annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

Tax Qualification
This contract is intended to qualify as an annuity contract for federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this contract to conform to any changes in the tax qualification requirements under the applicable provisions of the Internal Revenue Code.

SURRENDERS

Full Surrender Prior to the Annuity Commencement Date
At any time prior to the Annuity Commencement Date, You have the right to terminate the contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

The Surrender Value of the contract is equal to the Contract Value less:
a)any applicable Premium Taxes not previously deducted;
b)the Annual Maintenance Fee as specified on Page 3.

Partial Surrenders Prior to the Annuity Commencement Date
You may request, in writing or other means acceptable to Us, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than Our minimum amount rules, We may terminate the contract and pay the Surrender Value.

Surrenders after the Annuity Commencement Date

You may surrender all or portions of Your contract attributable to Period Certain payments if You selected an annuity under Option 3 (Life Annuity with Payments for Period Certain), Option 5 (Joint and Last Survivor Life Annuity with Payments for Period Certain), or Option 6 (Payments for a Period Certain).

We pay You the Commuted Value of the amounts surrendered that We would have paid during the Period Certain. Your surrender must occur during the Period Certain.

For Options 5 and 6, on the date the Period Certain would have expired had it not been surrendered and if the Annuitant is living, annuity payments will resume ceasing with the last payment due prior to the death of the Annuitant.
SURRENDERS (Continued)

To calculate the Commuted Value for variable annuity payments, We will use the AIR elected by You and the Annuity Unit Value(s) on the date We receive a fully completed request for surrender. To calculate the Commuted Value for fixed dollar payments, We will use an interest rate We determine at Our discretion.

Payment on Surrender - Deferral of Payment
Payment on any request for surrender will be made as soon as possible and with respect to Contract Values in the Sub-Accounts, within seven days after the written request is received by Us in good order. However, such payment may be subject to postponement:
a)for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;
b)for any period during which an emergency exists as a result of which(i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and
c)for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Contract Owners. The conditions under which trading will be deemed to be restricted or any emergency will be deemed to exist will be determined by rules and regulations of the Securities and Exchange Commission.

DEATH BENEFITS

Death Before the Annuity Commencement Date
We pay a Death Benefit before the Annuity Commencement Date if one of the following conditions is met: If the Contract Owner dies, and:
a)the joint Contract Owner is living, the joint Contract Owner will become the Beneficiary. In this case, the rights of the designated Beneficiary are voided.
b)there is no surviving joint Contract Owner, the designated Beneficiary will be the Beneficiary.
c)no Beneficiary designation is in effect or the designated Beneficiary has predeceased the Contract Owner, the Contract Owner’s estate shall be the Beneficiary.

If the Annuitant dies, and:
a)is also the sole Contract Owner, the designated Beneficiary will be the Beneficiary.
b)both the Contract Owner and the Contingent Annuitant are living, the Contingent Annuitant will become the Annuitant. The Contract will continue.
c)the Contract Owner is living, and there is no Contingent Annuitant or the Contingent Annuitant is not living, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.
d)the Contract is owned by a corporation or other entity, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

Death On or After the Annuity Commencement Date
If provided under the annuity option You select, We pay a Death Benefit after the Annuity Commencement Date to the Beneficiary.

If the Annuitant dies, the Contract Owner will be the Beneficiary, and the rights of the designated Beneficiary are voided. If the Annuitant who is also the Contract Owner dies, the designated Beneficiary will be the Beneficiary.

If the Contract Owner dies, and the Annuitant is living, the designated Beneficiary will become the Contract Owner.

Calculation of the Death Benefit
If a Death Benefit is payable before the Annuity Commencement Date, the Death Benefit payable will be calculated as of the date We receive written notification of Due Proof of Death at the Administrative Office of the Company.

If a Death Benefit is payable after the Annuity Commencement Date, the Death Benefit will be calculated as of the date We receive both written notification of Due Proof of Death and settlement instructions as in the manner described in the settlement option then in effect.

If the calculated Death Benefit exceeds the Contract Value, the difference will be allocated to the Sub-Account(s) in accordance with the last Sub-Account allocation instructions received from the Contract Owner. During the time period between Our receipt of written notification of Due Proof of Death and Our receipt of complete settlement instructions from each Beneficiary, the calculated Death Benefit amount will be subject to market fluctuations.

Death Benefit Before the Annuity Commencement Date
The Death Benefit payable is equal to the greater of:
a)Surrender Value, or
b)the greatest Death Benefit payable under any rider or endorsement made part of this contract.

Limitations on the Death Benefit Before the Annuity Commencement Date
The Death Benefit before the Annuity Commencement Date under this contract and any riders or endorsements, is limited if the death of one person results in death benefits payable under one or more deferred variable annuity contracts that are issued by Us or Our affiliates, have aggregate premium payments of $5,000,000 or more, and have a provision that limits the amount of payable death benefits.

If You purchase one or more contracts with an initial premium payment of $5,000,000 or more, the aggregate death benefits cannot exceed:
a)The aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or
b)The aggregate Contract Value plus $1 million.

If You purchase one or more contracts with an initial premium payment of less than $5,000,000, but You add premium payments or purchase additional contracts such that premium payments under the contracts aggregate to $5,000,000 or more, the aggregate death benefits cannot exceed:
c)The aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or
d)The aggregate Contract Value plus $1 million; or
e)The aggregate Contract Value plus the sum of the death benefits in excess of the aggregate contract value payable at the time aggregate premium payments first exceeded $5,000,000.

These limitations are applied to multiple contracts in proportion to the death benefit payable on each contract. Any death benefits limited under Section (e) above are applied to multiple contracts so that the death benefit under each contract does not exceed the death benefit otherwise payable without any limitation under this provision.

For the purposes of this provision, contracts purchased on the same day are considered one contract.

Settlement of the Death Benefit
The Death Benefit may be taken in one sum or under any of the settlement options then being offered by Us subject, however, to the Distribution Requirements below. The Beneficiary may elect any available settlement option, unless the Contract Owner has designated the settlement option for that Beneficiary. The available settlement options include any of the annuity options under this contract or any other options then being offered by Us. If payment is taken in one sum, an interest-bearing draft account ("Safe Haven Account") will be offered and maintained until the entire balance is withdrawn. The Safe Haven Account is part of the General Account. The minimum draft writing amount and remaining balance must be at least equal to the minimum amounts according to Our rules then in effect. If the remaining balance falls below Our minimum amount rules, the Safe Haven Account will terminate and We will pay the remaining balance in one sum.

As of the date of receipt of complete disbursement instructions from the Beneficiary, the amount to be paid or applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon each Beneficiary's instructions. If the date of receipt of complete instructions falls on a non-valuation Day, the amount will be computed on the next Valuation Day.

When payment is taken in one sum, payment will be made within 7 days of Our receipt of complete instructions, except when We are permitted to defer such payment under the Investment Company Act of 1940.

Distribution Requirements
Subject to the Alternative Election or Spouse Beneficiary provisions below,
a)If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after such death; and
b)If any Contract Owner dies on or after the Annuity Commencement Date, and before the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

If the Contract Owner is not an individual, then for purposes of the preceding paragraph a or b, the primary Annuitant will be treated as the Contract Owner.

Alternative Election to Satisfy Distribution Requirements
If any portion of the interest of a Contract Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Contract Owner’s death to have the benefit distributed over a period that:

a)does not extend beyond such Beneficiary’s life (or life expectancy); and
b)does commence within one year of the Contract Owner’s date of death, then for purposes of satisfying the Distribution Requirements above, the benefit will be treated as distributed entirely on the date such periodic distributions begin.

Spouse Beneficiary
If the Contract Owner’s spouse becomes a Beneficiary by reason of the Contract Owner’s death and the Annuitant (or Contingent Annuitant, if applicable) is alive, that portion of the contract for which the spouse is the Beneficiary will continue with the spouse as the Contract Owner, unless the spouse elects to be paid a Death Benefit option. This provision will apply only once with respect to this contract.

If the contract continues with the spouse as the Contract Owner, the death benefit will be calculated on receipt of Due Proof of Death. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased appropriately.

SETTLEMENT PROVISIONS

Annuity Commencement Date
The Annuity Commencement Date is shown on Page 3. You may change the date by notifying Us prior to the Annuity Commencement Date. This date will not be deferred beyond the Valuation Day immediately following the later of:
a)the Annuitant’s 90th birthday; or
b)the end of the tenth Contract Year unless the Contract Owner elects a later Annuity Commencement Date subject to laws and regulations then in effect and Our approval.

If this contract is issued to the trustee of a charitable remainder trust, the Annuity Commencement Date may be deferred to the Annuitant’s 100th birthday.

Election of Annuity Option
You may elect, in writing, any one of the annuity options described below (except the seventh option –Annuity Proceeds Settlement Option) or any annuity option then being offered by Us. The annuity option may not be changed on or after the Annuity Commencement Date.

In the absence of an election by You, the Contract Value will be used to calculate an annuity under the Third Option (Life Annuity with 10 Years Period Certain). Annuity payments will be variable and/or fixed dollar depending on the allocation of Your Accounts at the time annuity payments begin. Variable dollar annuity payments will be based on an assumed investment return according to state law.

Some of the options may not be available if this contract is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code of 1954 as amended. The third, fifth and sixth options (Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain) will be available only if the guaranteed payment period is not greater than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under applicable Internal Revenue Services tables.

Election of Annuity Payment Frequency
You may elect the Annuity Payment Frequency. Available Annuity Payment Frequencies include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, annuity payments will be made monthly. Annuity payments will be made according to the Annuity Payment Frequency selected.

Annuity Calculation Date
The Annuity Calculation Date will be no more than five Valuation Days prior to the Annuity Commencement Date. You may elect a variable annuity, a fixed dollar annuity or a combination fixed dollar and variable annuity. You cannot change this election on or after the Annuity Commencement Date.

If You elect a variable annuity, the Contract Value (less applicable Premium Taxes) is applied pro-rata to Your selected Sub-Account(s). If You elect a fixed dollar annuity, Contract Values will be applied to the General Account.

Variable Annuity Payments – The contract contains tables indicating the minimum dollar amount of the first monthly payment under the optional forms of annuity for each $1,000 of value of a Sub-Account under the contract. The first monthly payment varies according to the variable annuity payment option selected.

The first annuity payment is computed using the value of the Annuity Units as of the Annuity Calculation Date.

If You elect variable annuity payments, Your election must specify the Assumed Investment Return upon which Your payments are to be based. The available rates are 3%, 5%, and 6%.

SETTLEMENT PROVISIONS (Continued)

The first annuity payment is payable on the Annuity Commencement Date. The remaining Annuity payments are computed and payable as of the same day of the month as the Annuity Commencement Date based on the elected Annuity Payment Frequency.

The amount of the first variable annuity payment is divided by the Annuity Unit value for Your selected Sub- Account(s) as of the Annuity Commencement Date. This number of Annuity Units remains constant for the selected Sub-Account during the annuity payment period. For each subsequent payment the dollar amount of the Variable Annuity payment is determined by multiplying the specified number of Annuity Units by the Annuity Unit value.

If subsequent payment dates fall on a non-Valuation Day (weekend or holiday), the payment will be computed and payable as of the prior Valuation Day. If the day of the month elected does not occur in a given month (29th, 30th, or 31st), the payments will be computed and payable as of the last Valuation Day of the month.

Variable annuity payments under the Sixth Option with periods of 10 years or greater are available at any time and periods of 5 to 10 years are available on or after the second Contract Anniversary.

Fixed Dollar Annuity Payments – A fixed dollar annuity is an annuity with payments that remain level as to dollar amount throughout the payment period. A fixed dollar annuity is available on or after the second Contract Anniversary. If You elect a fixed dollar annuity payment, the payment will be based on current rates.

Combination Fixed Dollar and Variable Annuity Payments - A combination fixed dollar and variable annuity payments is available on or after the second Contract Anniversary.

Minimum Payment
The first payment must be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.

Annuity Options
FIRST OPTION - Life Annuity - An annuity payable during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant. There is no Death Benefit payable to the Beneficiary under this Option.

SECOND OPTION - Life Annuity With a Cash Refund - An annuity payable during the lifetime of the Annuitant. At the death of the Annuitant, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value, less Premium Tax, minus the sum of all annuity payments made. This option is only available for fixed dollar annuity payments.

THIRD OPTION - Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and for as long as the Annuitant is living. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SETTLEMENT OPTIONS (Continued)

FOURTH OPTION - Joint and Last Survivor Life Annuity - An annuity payable during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor.
Payments will cease with the last payment prior to the death of the survivor.

FIFTH OPTION - Joint and Last Survivor Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. If at the death of the survivor, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SIXTH OPTION - Payment for a Period Certain - An annuity payable for a specified number of years. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, we will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SEVENTH OPTION - Annuity Proceeds Settlement Option - Proceeds from the Death Benefit can be left with Us for a period not to exceed five years from the date of the Contract Owner's or the Annuitant’s death prior to the Annuity Commencement Date. The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with Us, minus any withdrawals.

ANNUITY TABLES

Description of Tables
The attached tables show the actual first monthly payment for each $1,000 applied to variable annuity payments. Under the First, Second and Third Options, the amount of each payment will depend upon the age and gender of the Annuitant at the time the first payment is due. Under the Fourth and Fifth Options, the amount of the first payment will depend upon the gender of both Annuitants and their ages at the time the first payment is due.

Gender will not be used to determine the amount of the annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If gender is used to determine the amount of annuity payable, the annuity tables at the end of this contract will provide rates of payment for male Annuitants and female Annuitants.

The variable payment annuity tables for the First through Fifth Options are based on the [1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and the Assumed Investment Return]. The table for the Sixth Option is based on an Assumed Investment Return.

ANNUITY TABLES (Continued)

The annuity tables for the First through Fifth variable annuity Options are age dependent. For annuity payments beginning after 2000, the amount of the first payment will be based on an age a specified number of years younger than the annuitant’s then-attained age. The age setback is as follows:

Date of First Payment    Age Setback
Prior to 2005    2 years
2005 - 2014    3 years
2015 - 2019    4 years
2020 - 2029    5 years
2030 - 2039    6 years
2040 or later    7 years

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
P.O. Box 2999
Hartford, Connecticut 06104-2999

Administrative Office:
Attn: Investment Product Services
P.O. Box 5085 Hartford, CT 06102-5085

Amount of First Monthly Payment For Each $1,000 Applied

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

Male Annuitant    Female Annuitant
Monthly Payments Guaranteed    Monthly Payments Guaranteed

Age	None	120	180	240	None	120	180	240
35	$3.35	$3.35	$3.34	$3.33	$3.18	$3.18	$3.18	$3.17
40	3.54	3.53	3.52	3.50	3.33	3.33	3.32	3.31
45	3.78	3.76	3.74	3.71	3.52	3.51	3.50	3.49
50	4.08	4.05	4.01	3.95	3.76	3.75	3.73	3.70
51	4.15	4.12	4.07	4.01	3.81	3.80	3.78	3.75
52	4.23	4.19	4.14	4.06	3.87	3.86	3.84	3.80
53	4.30	4.26	4.20	4.12	3.93	3.92	3.89	3.85
54	4.38	4.34	4.27	4.18	4.00	3.98	3.95	3.91
55	4.47	4.42	4.35	4.24	4.07	4.04	4.01	3.96
56	4.56	4.50	4.42	4.30	4.14	4.11	4.08	4.02
57	4.66	4.59	4.50	4.37	4.22	4.19	4.15	4.08
58	4.76	4.68	4.58	4.43	4.30	4.26	4.22	4.15
59	4.87	4.78	4.67	4.50	4.38	4.35	4.29	4.21
60	4.98	4.89	4.76	4.56	4.47	4.43	4.37	4.28
61	5.11	5.00	4.85	4.63	4.57	4.52	4.45	4.35
62	5.24	5.11	4.94	4.69	4.67	4.62	4.54	4.42
63	5.38	5.23	5.04	4.76	4.78	4.72	4.63	4.49
64	5.54	5.36	5.13	4.83	4.90	4.83	4.72	4.56
65	5.70	5.50	5.23	4.89	5.03	4.94	4.82	4.63
66	5.87	5.63	5.34	4.95	5.16	5.06	4.92	4.70
67	6.06	5.78	5.44	5.01	5.30	5.19	5.02	4.78
68	6.25	5.93	5.54	5.07	5.45	5.32	5.13	4.85
69	6.46	6.08	5.64	5.12	5.62	5.46	5.24	4.92
70	6.69	6.24	5.74	5.17	5.80	5.61	5.35	4.98
75	8.05	7.10	6.21	5.36	6.92	6.46	5.91	5.26
80	9.97	7.97	6.56	5.47	8.57	7.45	6.39	5.42

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age of Male

65
70
75
80
85
90

(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age    Age of Female
of

Male	35	40	45	50	55	60	65	70	75	80	85	90
35	$3.04	$3.11	$3.16	$3.21	$3.25	$3.28	$3.30	$3.32	$3.33	$3.34	$3.34	$3.34
40	3.08	3.16	3.24	3.31	3.37	3.42	3.46	3.49	3.51	3.52	3.53	3.53
45	3.11	3.21	3.31	3.41	3.50	3.58	3.64	3.69	3.72	3.74	3.75	3.76
50	3.13	3.25	3.37	3.50	3.62	3.74	3.84	3.92	3.97	4.01	4.03	4.05
55	3.15	3.27	3.41	3.57	3.74	3.90	4.05	4.18	4.28	4.35	4.39	4.40
60	3.16	3.29	3.45	3.63	3.83	4.05	4.27	4.47	4.64	4.76	4.83	4.86
65	3.17	3.31	3.47	3.67	3.91	4.18	4.48	4.77	5.04	5.24	5.38	5.45
70	3.17	3.31	3.49	3.70	3.97	4.28	4.65	5.05	5.45	5.79	6.02	6.16
75	3.18	3.32	3.50	3.72	4.00	4.35	4.77	5.27	5.82	6.32	6.71	6.94
80	3.18	3.32	3.51	3.73	4.02	4.39	4.86	5.43	6.10	6.79	7.35	7.70
85	3.18	3.33	3.51	3.74	4.04	4.41	4.90	5.53	6.30	7.12	7.85	8.33
90	3.18	3.33	3.51	3.74	4.04	4.42	4.93	5.58	6.40	7.32	8.16	8.74

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5	$17.91	10	$9.61	15	$6.87	20	$5.51	25	$4.71	30	$4.18
6	15.14	11	8.86	16	6.53	21	5.32	26	4.59
7	13.16	12	8.24	17	6.23	22	5.15	27	4.47
8	11.68	13	7.71	18	5.96	23	4.99	28	4.37
9	10.53	14	7.26	19	5.73	24	4.84	29	4.27

Amount of First Monthly Payment For Each $1,000 Applied

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

Age	Male Annuitant Monthly Payments Guaranteed					Female Annuitant Monthly Payments Guaranteed
	None	120	180	240	Cash Refund	None	120	180	240	Cash Refund
35	$4.63	$4.62	$4.61	$4.60	$4.60	$4.48	$4.48	$4.47	$4.47	$4.46
40	4.80	4.78	4.77	4.74	4.74	4.60	4.60	4.59	4.58	4.58
45	5.02	4.99	4.96	4.91	4.92	4.77	4.75	4.74	4.72	4.72
50	5.30	5.25	5.20	5.13	5.16	4.98	4.96	4.94	4.90	4.91
51	5.36	5.31	5.26	5.18	5.21	5.03	5.01	4.98	4.94	4.95
52	5.43	5.38	5.31	5.23	5.27	5.08	5.06	5.03	4.99	5.00
53	5.51	5.45	5.37	5.28	5.33	5.14	5.11	5.08	5.03	5.05
54	5.58	5.52	5.44	5.33	5.39	5.20	5.17	5.13	5.08	5.10
55	5.67	5.59	5.50	5.38	5.46	5.26	5.23	5.19	5.13	5.16
56	5.75	5.67	5.57	5.44	5.53	5.33	5.29	5.25	5.18	5.21
57	5.85	5.75	5.64	5.49	5.60	5.40	5.36	5.31	5.24	5.27
58	5.95	5.84	5.72	5.55	5.68	5.48	5.43	5.37	5.29	5.34
59	6.05	5.94	5.80	5.61	5.76	5.56	5.51	5.44	5.35	5.41
60	6.17	6.04	5.88	5.67	5.85	5.65	5.59	5.51	5.41	5.48
61	6.29	6.14	5.96	5.73	5.94	5.74	5.67	5.59	5.47	5.55
62	6.42	6.25	6.05	5.78	6.04	5.84	5.76	5.67	5.53	5.63
63	6.56	6.37	6.14	5.84	6.14	5.95	5.86	5.75	5.59	5.72
64	6.71	6.49	6.23	5.90	6.24	6.06	5.96	5.84	5.66	5.81
65	6.87	6.62	6.32	5.96	6.36	6.18	6.07	5.93	5.72	5.91
66	7.05	6.75	6.41	6.01	6.47	6.31	6.18	6.02	5.79	6.01
67	7.23	6.89	6.51	6.06	6.60	6.46	6.30	6.11	5.85	6.12
68	7.43	7.03	6.60	6.11	6.73	6.61	6.43	6.21	5.92	6.23
69	7.65	7.18	6.69	6.16	6.87	6.77	6.57	6.31	5.98	6.35
70	7.87	7.33	6.79	6.21	7.01	6.95	6.71	6.42	6.04	6.48
75	9.25	8.14	7.21	6.38	7.85	8.08	7.53	6.94	6.29	7.25
80	11.20	8.97	7.53	6.47	8.92	9.75	8.47	7.37	6.43	8.27

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age    Age of Female
of

Male	35	40	45	50	55	60	65	70	75	80	85	90
35	$4.35	$4.40	$4.44	$4.48	$4.52	$4.55	$4.57	$4.59	$4.60	$4.61	$4.62	$4.63
40	4.38	4.44	4.50	4.56	4.61	4.66	4.70	4.73	4.75	4.77	4.78	4.79
45	4.41	4.48	4.56	4.64	4.72	4.79	4.85	4.90	4.94	4.97	4.99	5.00
50	4.42	4.51	4.61	4.71	4.82	4.93	5.02	5.10	5.17	5.21	5.25	5.27
55	4.44	4.54	4.65	4.78	4.92	5.07	5.21	5.34	5.45	5.53	5.58	5.62
60	4.45	4.55	4.68	4.83	5.01	5.21	5.41	5.61	5.78	5.92	6.02	6.08
65	4.46	4.57	4.71	4.88	5.09	5.33	5.60	5.89	6.17	6.40	6.58	6.70
70	4.47	4.58	4.73	4.91	5.14	5.43	5.78	6.17	6.58	6.97	7.29	7.52
75	4.47	4.59	4.74	4.94	5.19	5.51	5.91	6.41	6.98	7.57	8.11	8.53
80	4.48	4.59	4.75	4.95	5.21	5.56	6.01	6.60	7.33	8.16	9.00	9.72
85	4.48	4.60	4.76	4.96	5.23	5.60	6.08	6.73	7.60	8.66	9.86	11.01
90	4.48	4.60	4.76	4.97	5.25	5.62	6.12	6.82	7.79	9.05	10.61	12.27

(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age    Age of Female
of

Male	35	40	45	50	55	60	65	70	75	80	85	90
35	$4.35	$4.40	$4.44	$4.48	$4.52	$4.55	$4.57	$4.59	$4.60	$4.61	$4.62	$4.62
40	4.38	4.44	4.50	4.56	4.61	4.66	4.70	4.73	4.75	4.77	4.78	4.78
45	4.41	4.48	4.56	4.64	4.72	4.79	4.85	4.90	4.93	4.96	4.98	4.99
50	4.42	4.51	4.61	4.71	4.82	4.93	5.02	5.10	5.16	5.20	5.23	5.24
55	4.44	4.53	4.65	4.78	4.92	5.07	5.21	5.33	5.44	5.51	5.55	5.58
60	4.45	4.55	4.68	4.83	5.01	5.20	5.41	5.60	5.76	5.89	5.97	6.01
65	4.46	4.57	4.71	4.88	5.08	5.33	5.60	5.88	6.14	6.35	6.49	6.57
70	4.47	4.58	4.73	4.91	5.14	5.42	5.76	6.14	6.52	6.86	7.10	7.24
75	4.47	4.59	4.74	4.93	5.18	5.49	5.89	6.36	6.88	7.37	7.75	7.98
80	4.47	4.59	4.75	4.95	5.20	5.54	5.97	6.52	7.16	7.82	8.36	8.70
85	4.48	4.60	4.75	4.95	5.22	5.57	6.03	6.62	7.35	8.14	8.83	9.29
90	4.48	4.60	4.75	4.96	5.23	5.58	6.05	6.68	7.46	8.34	9.13	9.68

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5	$18.74	10	$10.51	15	$7.82	20	$6.51	25	$5.76	30	$5.28
6	15.99	11	9.77	16	7.49	21	6.33	26	5.65
7	14.02	12	9.16	17	7.20	22	6.17	27	5.54
8	12.56	13	8.64	18	6.94	23	6.02	28	5.45
9	11.42	14	8.20	19	6.71	24	5.88	29	5.36

Amount of First Monthly Payment For Each $1,000 Applied

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

Male Annuitant    Female Annuitant
Monthly Payments Guaranteed    Monthly Payments Guaranteed

Age	None	120	180	240	None	120	180	240
35	$5.31	$5.30	$5.29	$5.27	$5.17	$5.17	$5.16	$5.15
40	5.46	5.45	5.43	5.40	5.28	5.27	5.26	5.25
45	5.67	5.64	5.60	5.56	5.43	5.42	5.40	5.38
50	5.94	5.89	5.83	5.75	5.63	5.60	5.58	5.54
51	6.00	5.94	5.88	5.80	5.67	5.65	5.62	5.58
52	6.07	6.00	5.93	5.84	5.72	5.70	5.66	5.62
53	6.14	6.07	5.99	5.89	5.78	5.75	5.71	5.66
54	6.22	6.14	6.05	5.94	5.84	5.80	5.76	5.70
55	6.30	6.21	6.11	5.99	5.90	5.86	5.81	5.75
56	6.38	6.28	6.18	6.04	5.96	5.92	5.87	5.80
57	6.47	6.36	6.24	6.09	6.03	5.98	5.92	5.85
58	6.57	6.45	6.32	6.14	6.10	6.05	5.98	5.90
59	6.67	6.54	6.39	6.19	6.18	6.12	6.05	5.95
60	6.78	6.64	6.47	6.25	6.27	6.20	6.12	6.01
61	6.90	6.74	6.55	6.30	6.36	6.28	6.19	6.06
62	7.03	6.84	6.63	6.36	6.46	6.37	6.26	6.12
63	7.17	6.96	6.71	6.41	6.56	6.46	6.34	6.18
64	7.32	7.07	6.80	6.47	6.67	6.56	6.42	6.24
65	7.48	7.20	6.88	6.52	6.79	6.66	6.51	6.30
66	7.66	7.33	6.97	6.57	6.92	6.77	6.59	6.36
67	7.84	7.46	7.06	6.62	7.06	6.89	6.69	6.42
68	8.04	7.60	7.15	6.67	7.21	7.01	6.78	6.48
69	8.25	7.74	7.24	6.71	7.37	7.14	6.88	6.54
70	8.48	7.89	7.33	6.75	7.54	7.28	6.97	6.59
75	9.86	8.68	7.73	6.91	8.67	8.08	7.47	6.83
80	11.81	9.47	8.04	7.00	10.35	8.99	7.89	6.96

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age of Male

35
40
45
50
55
60
65
70
75

(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age    Age of Female
of

Male	35	40	45	50	55	60	65	70	75	80	85	90
35	$5.05	$5.09	$5.13	$5.16	$5.19	$5.22	$5.25	$5.26	$5.28	$5.29	$5.30	$5.30
40	5.08	5.13	5.18	5.23	5.28	5.32	5.36	5.39	5.41	5.43	5.44	5.44
45	5.10	5.16	5.23	5.30	5.37	5.43	5.49	5.54	5.58	5.61	5.62	5.63
50	5.11	5.19	5.27	5.36	5.46	5.56	5.65	5.72	5.79	5.83	5.86	5.88
55	5.13	5.21	5.31	5.42	5.55	5.69	5.82	5.94	6.04	6.12	6.17	6.19
60	5.14	5.23	5.34	5.47	5.63	5.82	6.01	6.19	6.36	6.48	6.56	6.61
65	5.15	5.24	5.36	5.52	5.71	5.93	6.19	6.46	6.71	6.92	7.07	7.14
70	5.16	5.25	5.38	5.55	5.76	6.03	6.35	6.71	7.08	7.42	7.66	7.79
75	5.16	5.26	5.40	5.57	5.80	6.10	6.47	6.93	7.43	7.91	8.29	8.51
80	5.17	5.27	5.41	5.59	5.83	6.15	6.56	7.09	7.71	8.35	8.88	9.21
85	5.17	5.27	5.41	5.60	5.84	6.17	6.62	7.19	7.90	8.67	9.34	9.78
90	5.17	5.27	5.41	5.60	5.85	6.19	6.64	7.25	8.01	8.86	9.63	10.16

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5	$19.17	10	$10.97	15	$8.31	20	$7.04	25	$6.32	30	$5.87
6	16.42	11	10.24	16	7.99	21	6.86	26	6.21
7	14.46	12	9.63	17	7.71	22	6.70	27	6.11
8	13.00	13	9.12	18	7.46	23	6.56	28	6.02
9	11.87	14	8.69	19	7.24	24	6.43	29	5.94

Amount of First Monthly Payment For Each $1,000 Applied

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

Age	Monthly Payments Guaranteed
	None	120	180	240
35	$3.27	$3.26	$3.26	$3.25
40	3.44	3.43	3.42	3.41
45	3.65	3.64	3.62	3.60
50	3.92	3.90	3.87	3.83
51	3.98	3.96	3.93	3.88
52	4.05	4.02	3.99	3.93
53	4.12	4.09	4.05	3.99
54	4.19	4.16	4.11	4.05
55	4.27	4.23	4.18	4.11
56	4.35	4.31	4.25	4.17
57	4.44	4.39	4.33	4.23
58	4.53	4.47	4.40	4.29
59	4.62	4.56	4.48	4.36
60	4.73	4.66	4.57	4.43
61	4.84	4.76	4.65	4.49
62	4.95	4.87	4.74	4.56
63	5.08	4.98	4.84	4.63
64	5.21	5.09	4.93	4.70
65	5.36	5.22	5.03	4.77
66	5.51	5.35	5.13	4.83
67	5.67	5.48	5.24	4.90
68	5.85	5.63	5.34	4.96
69	6.03	5.77	5.45	5.03
70	6.23	5.93	5.55	5.08
75	7.47	6.79	6.07	5.32
80	9.25	7.72	6.48	5.45

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age of    Age of Second Annuitant
First

Annui- tant	35	40	45	50	55	60	65	70	75	80	85	90
35	$3.05	$3.10	$3.14	$3.18	$3.21	$3.22	$3.24	$3.25	$3.26	$3.26	$3.26	$3.27
40	3.10	3.17	3.23	3.29	3.33	3.36	3.39	3.41	3.42	3.43	3.43	3.43
45	3.14	3.23	3.32	3.40	3.47	3.52	3.56	3.59	3.62	3.63	3.64	3.64
50	3.18	3.29	3.40	3.51	3.61	3.70	3.77	3.82	3.86	3.88	3.90	3.91
55	3.21	3.33	3.47	3.61	3.76	3.89	4.00	4.09	4.16	4.20	4.23	4.25
60	3.22	3.36	3.52	3.70	3.89	4.08	4.25	4.40	4.52	4.60	4.65	4.69
65	3.24	3.39	3.56	3.77	4.00	4.25	4.51	4.75	4.95	5.10	5.21	5.27
70	3.25	3.41	3.59	3.82	4.09	4.40	4.75	5.11	5.44	5.71	5.92	6.05
75	3.26	3.42	3.62	3.86	4.16	4.52	4.95	5.44	5.94	6.41	6.79	7.06
80	3.26	3.43	3.63	3.88	4.20	4.60	5.10	5.71	6.41	7.13	7.79	8.32
85	3.26	3.43	3.64	3.90	4.23	4.65	5.21	5.92	6.79	7.79	8.83	9.76
90	3.27	3.43	3.64	3.91	4.25	4.69	5.27	6.05	7.06	8.32	9.76	11.22

(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

AGE
of First

Age of Second Annuitant

Annui- tant	35	40	45	50	55	60	65	70	75	80	85	90
35	$3.05	$3.10	$3.14	$3.18	$3.21	$3.22	$3.24	$3.25	$3.26	$3.26	$3.26	$3.26
40	3.10	3.17	3.23	3.29	3.33	3.36	3.39	3.40	3.42	3.42	3.43	3.43
45	3.14	3.23	3.32	3.40	3.47	3.52	3.56	3.59	3.61	3.63	3.63	3.64
50	3.18	3.29	3.40	3.51	3.61	3.70	3.77	3.82	3.85	3.88	3.89	3.90
55	3.21	3.33	3.47	3.61	3.76	3.89	4.00	4.09	4.15	4.19	4.21	4.22
60	3.22	3.36	3.52	3.70	3.89	4.08	4.25	4.40	4.51	4.58	4.62	4.65
65	3.24	3.39	3.56	3.77	4.00	4.25	4.50	4.74	4.93	5.06	5.15	5.19
70	3.25	3.40	3.59	3.82	4.09	4.40	4.74	5.08	5.39	5.63	5.79	5.88
75	3.26	3.42	3.61	3.85	4.15	4.51	4.93	5.39	5.85	6.25	6.52	6.68
80	3.26	3.42	3.63	3.88	4.19	4.58	5.06	5.63	6.25	6.82	7.26	7.53
85	3.26	3.43	3.63	3.89	4.21	4.62	5.15	5.79	6.52	7.26	7.87	8.26
90	3.26	3.43	3.64	3.90	4.22	4.65	5.19	5.88	6.68	7.53	8.26	8.76

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5	$17.91	10	$9.61	15	$6.87	20	$5.51	25	$4.71	30	$4.18
6	15.14	11	8.86	16	6.53	21	5.32	26	4.59
7	13.16	12	8.24	17	6.23	22	5.15	27	4.47
8	11.68	13	7.71	18	5.96	23	4.99	28	4.37
9	10.53	14	7.26	19	5.73	24	4.84	29	4.27

Amount of First Monthly Payment For Each $1,000 Applied

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

Age	Monthly Payments Guaranteed
	None	120	180	240	Cash Refund
35	$4.56	$4.55	$4.54	$4.53	$4.53
40	4.70	4.69	4.68	4.66	4.66
45	4.89	4.87	4.85	4.82	4.82
50	5.14	5.11	5.07	5.02	5.03
51	5.20	5.16	5.12	5.06	5.08
52	5.26	5.22	5.17	5.11	5.13
53	5.32	5.28	5.23	5.16	5.19
54	5.39	5.34	5.29	5.21	5.25
55	5.46	5.41	5.35	5.26	5.31
56	5.54	5.48	5.41	5.31	5.37
57	5.62	5.56	5.48	5.37	5.44
58	5.71	5.64	5.55	5.43	5.51
59	5.81	5.72	5.62	5.48	5.58
60	5.91	5.81	5.70	5.54	5.66
61	6.01	5.91	5.78	5.60	5.75
62	6.13	6.01	5.86	5.66	5.83
63	6.25	6.11	5.95	5.72	5.93
64	6.38	6.23	6.04	5.79	6.03
65	6.52	6.34	6.13	5.85	6.13
66	6.68	6.47	6.22	5.91	6.24
67	6.84	6.60	6.32	5.97	6.35
68	7.01	6.73	6.41	6.02	6.48
69	7.20	6.88	6.51	6.08	6.61
70	7.40	7.02	6.61	6.13	6.74
75	8.65	7.84	7.08	6.34	7.54
80	10.45	8.73	7.46	6.45	8.59

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age of    Age of Second Annuitant
First

Annui- tant	35	40	45	50	55	60	65	70	75	80	85	90
35	$4.36	$4.40	$4.43	$4.46	$4.48	$4.50	$4.52	$4.53	$4.54	$4.55	$4.55	$4.55
40	4.40	4.45	4.50	4.54	4.58	4.61	4.64	4.66	4.67	4.68	4.69	4.70
45	4.43	4.50	4.57	4.63	4.69	4.74	4.79	4.82	4.84	4.86	4.87	4.88
50	4.46	4.54	4.63	4.73	4.81	4.89	4.96	5.02	5.06	5.09	5.11	5.12
55	4.48	4.58	4.69	4.81	4.94	5.06	5.17	5.26	5.33	5.38	5.41	5.43
60	4.50	4.61	4.74	4.89	5.06	5.23	5.39	5.54	5.66	5.75	5.81	5.85
65	4.52	4.64	4.79	4.96	5.17	5.39	5.63	5.86	6.07	6.23	6.34	6.42
70	4.53	4.66	4.82	5.02	5.26	5.54	5.86	6.20	6.53	6.81	7.03	7.18
75	4.54	4.67	4.84	5.06	5.33	5.66	6.07	6.53	7.02	7.49	7.88	8.17
80	4.55	4.68	4.86	5.09	5.38	5.75	6.23	6.81	7.49	8.20	8.87	9.41
85	4.55	4.69	4.87	5.11	5.41	5.81	6.34	7.03	7.88	8.87	9.90	10.85
90	4.55	4.70	4.88	5.12	5.43	5.85	6.42	7.18	8.17	9.41	10.85	12.30

(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age of    Age of Second Annuitant
First

Annui- tant	35	40	45	50	55	60	65	70	75	80	85	90
35	$4.36	$4.40	$4.43	$4.46	$4.48	$4.50	$4.52	$4.53	$4.54	$4.55	$4.55	$4.55
40	4.40	4.45	4.50	4.54	4.58	4.61	4.64	4.66	4.67	4.68	4.69	4.69
45	4.43	4.50	4.57	4.63	4.69	4.74	4.78	4.82	4.84	4.86	4.87	4.87
50	4.46	4.54	4.63	4.73	4.81	4.89	4.96	5.01	5.05	5.08	5.09	5.10
55	4.48	4.58	4.69	4.81	4.94	5.06	5.16	5.25	5.32	5.36	5.39	5.40
60	4.50	4.61	4.74	4.89	5.06	5.22	5.39	5.53	5.64	5.72	5.77	5.80
65	4.52	4.64	4.78	4.96	5.16	5.39	5.62	5.85	6.04	6.18	6.27	6.31
70	4.53	4.66	4.82	5.01	5.25	5.53	5.85	6.17	6.47	6.71	6.88	6.97
75	4.54	4.67	4.84	5.05	5.32	5.64	6.04	6.47	6.91	7.30	7.57	7.74
80	4.55	4.68	4.86	5.08	5.36	5.72	6.18	6.71	7.30	7.85	8.27	8.54
85	4.55	4.69	4.87	5.09	5.39	5.77	6.27	6.88	7.57	8.27	8.85	9.23
90	4.55	4.69	4.87	5.10	5.40	5.80	6.31	6.97	7.74	8.54	9.23	9.70

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5	$18.74	10	$10.51	15	$7.82	20	$6.51	25	$5.76	30	$5.28
6	15.99	11	9.77	16	7.49	21	6.33	26	5.65
7	14.02	12	9.16	17	7.20	22	6.17	27	5.54
8	12.56	13	8.64	18	6.94	23	6.02	28	5.45
9	11.42	14	8.20	19	6.71	24	5.88	29	5.36

Amount of First Monthly Payment For Each $1,000 Applied

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

Age	Monthly Payments Guaranteed
	None	120	180	240
35	$5.24	$5.23	$5.23	$5.21
40	5.37	5.36	5.35	5.33
45	5.55	5.53	5.50	5.47
50	5.78	5.75	5.70	5.65
51	5.84	5.80	5.75	5.69
52	5.90	5.85	5.80	5.73
53	5.96	5.91	5.85	5.78
54	6.03	5.97	5.91	5.82
55	6.10	6.03	5.96	5.87
56	6.17	6.10	6.02	5.92
57	6.25	6.17	6.09	5.97
58	6.33	6.25	6.15	6.02
59	6.43	6.33	6.22	6.08
60	6.52	6.42	6.30	6.13
61	6.63	6.51	6.37	6.19
62	6.74	6.61	6.45	6.25
63	6.86	6.71	6.53	6.30
64	6.99	6.82	6.61	6.36
65	7.13	6.93	6.70	6.42
66	7.28	7.05	6.79	6.47
67	7.44	7.18	6.88	6.53
68	7.62	7.31	6.97	6.58
69	7.80	7.45	7.07	6.63
70	8.00	7.59	7.16	6.68
75	9.25	8.39	7.61	6.88
80	11.06	9.24	7.97	6.98

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age of    Age of Second Annuitant
First

Annui- tant	35	40	45	50	55	60	65	70	75	80	85	90
35	$5.06	$5.09	$5.12	$5.14	$5.17	$5.19	$5.20	$5.21	$5.22	$5.23	$5.23	$5.24
40	5.09	5.13	5.17	5.21	5.25	5.28	5.31	5.33	5.34	5.35	5.36	5.37
45	5.12	5.17	5.23	5.29	5.35	5.40	5.44	5.47	5.50	5.52	5.53	5.54
50	5.14	5.21	5.29	5.37	5.45	5.53	5.60	5.65	5.69	5.72	5.75	5.76
55	5.17	5.25	5.35	5.45	5.57	5.68	5.78	5.87	5.94	6.00	6.04	6.06
60	5.19	5.28	5.40	5.53	5.68	5.84	6.00	6.14	6.26	6.35	6.42	6.46
65	5.20	5.31	5.44	5.60	5.78	6.00	6.22	6.45	6.65	6.81	6.93	7.01
70	5.21	5.33	5.47	5.65	5.87	6.14	6.45	6.78	7.10	7.38	7.60	7.76
75	5.22	5.34	5.50	5.69	5.94	6.26	6.65	7.10	7.58	8.05	8.44	8.74
80	5.23	5.35	5.52	5.72	6.00	6.35	6.81	7.38	8.05	8.75	9.42	9.97
85	5.23	5.36	5.53	5.75	6.04	6.42	6.93	7.60	8.44	9.42	10.45	11.40
90	5.24	5.37	5.54	5.76	6.06	6.46	7.01	7.76	8.74	9.97	11.40	12.85

(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age of    Age of Second Annuitant
First

Annui- tant	35	40	45	50	55	60	65	70	75	80	85	90
35	$5.06	$5.09	$5.12	$5.14	$5.17	$5.18	$5.20	$5.21	$5.22	$5.23	$5.23	$5.23
40	5.09	5.13	5.17	5.21	5.25	5.28	5.30	5.32	5.34	5.35	5.36	5.36
45	5.12	5.17	5.23	5.29	5.35	5.39	5.43	5.47	5.49	5.51	5.52	5.52
50	5.14	5.21	5.29	5.37	5.45	5.53	5.59	5.65	5.69	5.71	5.73	5.74
55	5.17	5.25	5.35	5.45	5.57	5.68	5.78	5.87	5.93	5.98	6.01	6.02
60	5.18	5.28	5.39	5.53	5.68	5.83	5.99	6.13	6.24	6.32	6.37	6.40
65	5.20	5.30	5.43	5.59	5.78	5.99	6.21	6.43	6.62	6.76	6.85	6.90
70	5.21	5.32	5.47	5.65	5.87	6.13	6.43	6.74	7.04	7.28	7.44	7.53
75	5.22	5.34	5.49	5.69	5.93	6.24	6.62	7.04	7.46	7.84	8.12	8.28
80	5.23	5.35	5.51	5.71	5.98	6.32	6.76	7.28	7.84	8.38	8.80	9.06
85	5.23	5.36	5.52	5.73	6.01	6.37	6.85	7.44	8.12	8.80	9.36	9.72
90	5.23	5.36	5.52	5.74	6.02	6.40	6.90	7.53	8.28	9.06	9.72	10.18

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5	$19.17	10	$10.97	15	$8.31	20	$7.04	25	$6.32	30	$5.87
6	16.42	11	10.24	16	7.99	21	6.86	26	6.21
7	14.46	12	9.63	17	7.71	22	6.70	27	6.11
8	13.00	13	9.12	18	7.46	23	6.56	28	6.02
9	11.87	14	8.69	19	7.24	24	6.43	29	5.94

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
P.O. Box 2999
Hartford, Connecticut 06104-2999

Administrative Office:
Attn: Investment Product Services
P.O. Box 5085 Hartford, CT 06102-5085